AMENDED AND RESTATED VOTING AGREEMENT

THIS AMENDED AND RESTATED VOTING AGREEMENT (this “Agreement”), dated as of December 24, 2013, is made by and among XCel Brands, Inc., a Delaware corporation, and its successors and/or assigns (the “Company”), IM Ready-Made, LLC, a New York limited liability company (the “Seller”), Isaac Mizrahi, an individual (“Mizrahi”) and Marisa Gardini, an individual (“MG”).

WHEREAS, the Company and IM Brands, LLC (“IM Brands”, together with the Company, collectively, the “Buyers”) and the Seller entered into that certain Asset Purchase Agreement, dated as of May 19, 2011, as amended (the “Purchase Agreement”), pursuant to which Buyers acquired certain of the assets that relate to the Business (as defined in the Purchase Agreement) of the Seller;

WHEREAS, pursuant to the terms of the Purchase Agreement, the Seller has received, and may in the future be issued, XCel Shares (as defined herein);

WHEREAS, pursuant to the terms of certain Restricted Stock Agreements with the Company, dated the date hereof, each of Mizrahi and MG has received XCel Shares (the “Restricted Stock Agreements”);

WHEREAS, the Company and the Seller entered into a Voting Agreement dated as of September 29, 2011 (the “Prior Voting Agreement”);

WHEREAS, the undersigned wish to amend and restate the Prior Voting Agreement as set forth herein; and

WHEREAS, on the terms and conditions set forth in the Purchase Agreement and this Agreement, the Holders desire and agree to be bound by the restrictions on transfer, and to vote all XCel Shares issued to them pursuant to the terms of the Purchase Agreement, or otherwise, as set forth herein.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows (with all capitalized terms used and not otherwise defined herein having their respective meanings as set forth in the Purchase Agreement):

1.                  Definitions.  All capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.  For the purposes of this Agreement, the following terms shall have the respective meanings set forth below or elsewhere in this Agreement as referred to below:

“Acquisition” means any acquisition by the Company or any of its Affiliates of (i) all or substantially all of the assets, including assets constituting a business, division or product line, of any entity, or (ii) a majority of the equity interests or voting rights of any entity, whether such acquisition occurs through a merger, re-organization or direct purchase of equity interests.

“Common Stock” shall mean common stock, par value $0.001 per share, of the Company.

“Holder” means the Seller, for so long as it owns any XCel Shares, and each of their respective permitted successors, assigns and direct and indirect transferees who become beneficial owners of XCel Shares, and each of (i) Mizrahi, for so long as he owns any XCel Shares, and each of his permitted successors, assigns and direct and indirect transferees who become beneficial owners of XCel Shares and (ii) MG, for so long as she owns any XCel Shares, and each of her permitted successors, assigns and direct and indirect transferees who become beneficial owners of XCel Shares.

“Seller Group” means the seller in an Acquisition, and its stockholders, members, partners, officers, directors and Affiliates.

“Transfer” means to (i) sell, transfer, assign, or otherwise dispose of, or (ii) enter into any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of.

“XCel Shares” shall mean those shares of Common Stock issued to the Seller pursuant to the Purchase Agreement (including any shares of Common Stock issued in connection with the Initial Stock Consideration, the Earn-Out Shares, the QVC Earn-Out Shares or the Promissory Note) and those shares of Common Stock issued to each of Mizrahi and MG pursuant to the Restricted Stock Agreements.

2.                  Agreement to Vote Shares; Irrevocable Proxy.  Each Holder hereby appoints such person as the Board of Directors of the Company may appoint after the date of this Agreement (the “Proxy Holder”) its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the XCel Shares and any New Shares (as defined below) (collectively, the “Shares”).  Holders shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and limited power of attorney.  The proxy and limited power of attorney granted hereunder by Holders shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Holder with respect to the matters contemplated hereunder.  The power of attorney granted by Holders herein is a limited durable power of attorney and shall survive the bankruptcy, death or incapacity of the Holders.  The proxy and limited power of attorney granted hereunder shall terminate upon the termination of this Agreement.  All parties hereto acknowledge and agree that the Proxy Holder shall, and the Holders hereby irrevocably consent to, vote all XCel Shares owned by them in favor of matters recommended or approved by the Board of Directors of the Company, or, if such matters are neither recommended nor approved by the Board of Directors of the Company, then at the direction of the Board of Directors of the Company, in respect of all matters for which stockholder approval is sought or required.

3.                  No Voting Trusts or Other Arrangements.  Each of the Holders agrees that he will not, and will not permit any entity under his or its control to, grant any proxies with respect to the XCel Shares or subject any of the XCel Shares to any arrangement with respect to the voting of the XCel Shares other than this Agreement.

4.                  Transfer and Encumbrance.

(a)                Each of the Holders represents and warrants that (i) the XCel Shares are free and clear of all liens, claims, charges, security interests or other encumbrances, other than those that may be created by the Purchase Agreement, the Lock-Up Agreement, the Promissory Note, and this Agreement, (ii) there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Holders are a party relating to the pledge, disposition or voting of the XCel Shares, and there are no voting trusts or voting agreements with respect to the XCel Shares, other than this Agreement, the Purchase Agreement, the Restricted Stock Agreements and applicable trust agreements for estate planning purposes, including but not limited to charitable remainder trusts, (iii) each of the Holders has full power and authority to enter into, execute and deliver this Agreement and to perform fully such Holder’s obligations hereunder, and (iv) this Agreement constitutes the legal, valid and binding obligation of the Holders in accordance with its terms.

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(b)               In the event a Holder desires to Transfer any XCel Shares to one or more partners or members of such Holder, or to an Affiliate of such Holder (in each case, a “Related Party”), such Holder may Transfer such XCel Shares only if, as precondition to such Transfer, the Related Party agrees in writing, reasonably satisfactory in form and substance to the Company and Proxy Holder, to be bound by this Agreement.  Except to the extent prohibited under the Lock-Up Agreement and applicable law, a Holder may, at any time and from time to time, Transfer some or all of the XCel Shares held by such Holder to a person or entity who is not a Related Party, and the XCel Shares so Transferred shall be free and clear of any restrictions under this Agreement (including, without limitation, those restrictions contained in Section 2).

5.                  New Shares.  Each of the Holders agrees that all XCel Shares received by such Holder as a result of any stock splits, stock dividends or reclassifications of XCel Shares (all such XCel Shares collectively, “New Shares”), shall be subject to the terms of this Agreement to the same extent as if they constituted XCel Shares as of the date hereof.

6.                  Most Favored Nation.  In the event that any Seller Group is issued ten percent (10%) or more of the then-outstanding XCel Shares, and such Seller Group has greater voting and/or transfer rights with respect to such XCel Shares than those provided to the Holders under this Agreement, then the terms of this Agreement shall be automatically amended, without the need of any further action, so that the Holders are provided with such greater voting and/or transfer rights.

7.                  Specific Performance.  Each party hereto acknowledges that it will be difficult to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law.  Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief.

8.                  Entire Agreement.  This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof , including without limitation the Prior Voting Agreement, and contains the entire agreement among the parties with respect to the subject matter hereof.  This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto.  No waiver of any provisions hereof by any party shall be deemed a waiver of any other provision hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

9.                  Notices.  All notices and other communications pursuant to this Agreement shall be in writing, either hand delivered or sent by certified or registered mail with charges prepaid or by commercial courier guaranteeing next business day delivery, or sent by facsimile, and shall be addressed:

(i)           in the case of the Company, to the Company at its principal office set forth in the Purchase Agreement; and

(ii)           in the case of a Holder, to the address provided by such Holder to the Company.

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Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective (i) when delivered in hand to the party to which it was directed, (ii) if sent by facsimile and properly addressed in accordance with the foregoing provisions of this Section 9, when received by the addressee, (iii) if sent by commercial courier guaranteeing next business day delivery, on the business day following the date of delivery to such courier, or (iv) if sent by first-class mail, postage prepaid, and properly addressed in accordance with the foregoing provisions of this Section 9, (A) when received by the addressee, or (B) on the third business day following the day of dispatch thereof, whichever of (A) or (B) shall be the earlier.

10.              Miscellaneous.

(a)           In addition to other legends that are required, either by agreement or by federal or state securities laws, each certificate representing any of the Shares shall be marked by the Company with a legend substantially in the following form:

“THE SALE, TRANSFER, HYPOTHECATION, NEGOTIATION, PLEDGE, ASSIGNMENT, ENCUMBRANCE, GRANT OF ANY OPTION, WARRANT OR OTHER RIGHT TO PURCHASE, OR OTHER DISPOSITION (COLLECTIVELY, “TRANSFER”) OF THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AND A GRANT OF PROXY PURSUANT TO THAT CERTAIN AMENDED AND RESTATED VOTING AGREEMENT BY AND BETWEEN XCEL BRANDS, INC. AND THE HOLDERS NAMED THEREIN, DATED AS OF DECEMBER 24, 2013 (THE “VOTING AGREEMENT”), COPIES OF EACH OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF XCEL BRANDS, INC. NO TRANSFER OF THE SHARES MAY BE MADE UNLESS SPECIFIC CONDITIONS OF THE VOTING AGREEMENT ARE SATISFIED.”

(b)           THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.  The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America, in each case sitting in Delaware, solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or federal court.  The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

(c)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY.

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(d)           If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

(e)           This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(f)           This Agreement shall terminate automatically upon the earlier of: (i) the Transfer of all XCel Shares held by the Holders to persons or entities who are not Related Parties of such Holders; and (ii) the date upon which the Holders, collectively, hold less than five percent (5%) of the then-outstanding XCel Shares.  For purposes hereof, the term “Affiliate” shall mean any other person or entity who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Holder.  For purposes of this definition, control of an entity means the power, directly or indirectly, to direct or cause the direction of the management and policies of such entity whether by contract, securities ownership or otherwise; and the terms “controlling” and “controlled” shall have the respective meanings correlative to the foregoing.

(g)           Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(h)           No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. Any assignment contrary to the provisions of this Section 10(h) shall be null and void.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Voting Agreement as of the date first written above.

XCEL BRANDS, INC.

By:	/s/ Seth Burroughs
	Name:	Seth Burroughs
	Title:	Executive Vice President

HOLDERS:

/s/ Isaac Mizrahi
Isaac Mizrahi

/s/ Marisa Gardini
Marisa Gardini

IM READY-MADE, LLC

By:	/s/ Marisa Gardini
	Name:	Marisa Gardini
	Title:	Partner

Signature Page to Amended and Restated Voting Agreement

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